Exhibit 99.01

FOR IMMEDIATE RELEASE

Versant Contact:

Lee McGrath

Chief Financial Officer

Versant Corporation

1-800-VERSANT

510-789-1500

lmcgrath@versant.com

Versant IR Contact:

Scott Liolios

Liolios Group, Inc.

949-574-3860

scott@liolios.com

Versant Announces Company Restructuring and
Second Quarter Results

Jochen Witte to become CEO

Fremont, California, June 14, 2004 - Versant Corporation (NASDAQ: VSNT), announced today a multi-element restructuring plan designed to refocus the company on its core object database business, yield substantial cost savings and return the company to profitability. The key elements of the plan include short-term consolidations at both the executive and operational level that are planned to deliver significant quarterly cost savings to the company.

As a result of these changes, Nick Ordon, Chairman, President and Chief Executive Officer, and Lee McGrath, Chief Financial Officer, are leaving the company and Mr. Ordon is resigning from Versant’s Board of Directors.  Jochen Witte, Versant’s President of European Operations, will assume the roles of Chief Executive Officer and Chief Financial Officer.  Immediately prior to joining Versant Mr. Witte was the President and Chief Executive Officer of Poet Holdings, Inc., a company he co-founded and merged with Versant in March 2004.  These executive changes are effective June 15, 2005, though Mr. Ordon and Mr. McGrath will be available to the company in a transitional capacity for a limited additional time.

“The first and foremost goal of this company is running a consistently profitable operation. The moves we are taking are expected to dramatically streamline and simplify our operations, while maintaining the necessary expertise and functional capability to address the requirements of our current and future customer set,” said Nick Ordon.

“Versant has a blue-chip customer base that is building some of the most demanding applications imaginable based on our object database technology”, commented Jochen Witte. “I am a strong believer in this technology, and in the market place we serve. I am also a strong believer in focus. And the focus of Versant going forward will be its core database business.”

Hank Delevati, Versant Director and Chair of Versant’s Nominating Committee added, “Nick and Lee’s proposal of this restructuring plan, which after consideration, the Board has approved, is consistent with the solid leadership they have provided in guiding Versant for several years.  The Board has high confidence that Jochen Witte is the right person to provide the necessary

6539 Dumbarton Circle • Fremont • CA 94555 • USA • Main: (+1) 510 789 1500 • Fax: (+1) 510 789 1515

leadership as Versant moves forward.  He has been in this market for over 15 years and he led a similar restructuring of Poet Holdings, Inc. three years ago.”

Finally, in response to NASDAQ’s deadline for Versant to regain compliance with NASDAQ’s minimum bid price listing requirement, the company plans to seek shareholder approval to implement a reverse split of the company’s common stock, to address this deficiency.

Board Composition

As a result of the management changes described above, the Board will also be restructured.  Hank Delevati, Versant Director for 6 years, will assume the position of Chairman of the Board of Versant and Bernhard Woebker will re-join the Board.  Mr. Woebker, a former Versant director, has worked and consulted at Versant for many years and has extensive experience and business contacts in this market space.

Second Quarter Results

For the second quarter ended April 30, 2005, Versant reported total revenue of $4.3 million. License revenue for the second quarter was $1.6 million, representing 36% of total quarterly revenues. Services revenue for the second quarter was $2.8 million, representing 64% of quarterly revenues.

Revenues for the three months ended April 30, 2005 declined $681,000 or 14% over the comparable period in 2004, and operating expenses for the three months ended April 30, 2005 decreased $658,000, or 15% from the comparable period in 2004.

Revenues for the six months ended April 30, 2005 declined $437,000 or 4% over the comparable period in 2004, and operating expenses for the six months ended April 30, 2005 decreased $459,000 from the comparable period in 2004.

Net loss for the three months ended April 30, 2005 was $1.1 million or $0.03 per share, on a diluted basis, compared to a net loss of $4.8 million or $0.20 per share, on a diluted basis, for the comparable period in 2004.

Net loss for the six months ended April 30, 2005 was $714,000 or $0.02 per share, on a diluted basis, compared to a net loss of $4.2 million or $0.21 per share, on a diluted basis for the comparable period in 2004.

Operating Results Outlook

The following statements are projections and forward-looking statements that are based on management’s estimates as of June 14, 2005 and are subject to risks and uncertainties.

“I am confident that our restructuring plan will allow Versant to achieve a break-even result in the upcoming fourth quarter (ending October 31, 2005) with the objective of reaching long-term profitability starting in the first quarter of Fiscal 2006 (ending January 31, 2006),” said Jochen Witte.

About Versant Corporation

Versant Corporation (NASDAQ: VSNT) is an industry leader in specialized data management and open data access software.  Using Versant’s solutions, customers cut hardware costs, speed and simplify development, significantly reduce administration costs, and deliver products with a strong competitive edge.  Versant’s solutions are deployed in a wide array of industries including telecommunications, financial services, transportation, manufacturing, and defense. With over 50,000 installations, Versant has been a highly reliable partner for over 15 years for Global 2000 companies such as British Airways, US Government, Financial Times, IBM, and MCI.  For more information, call 510-789-1500 or visit www.versant.com.

Forward Looking Statements Involve Risks and Uncertainties

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. These forward-looking statements include statements regarding:  quarterly cost savings Versant expects to result from its announced restructuring plan and the timing of such cost savings; Versant’s expectations that it will be able to achieve future profitability; Versant’s belief that its restructuring plan will allow Versant to achieve a break-even result in its fourth fiscal quarter ending October 31, 2005; and Versant’s expectation that it will reach long-term profitability beginning in the quarter ending January 31, 2006.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance or of corporate transactions and these forward-looking statements involve significant risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, without limitation; the inability to achieve revenue expectations as a result of delays in the sales cycle for our products and services, changing markets demands, the performance of our resellers and the impact of the currently announced restructuring; the possibility that existing value added resellers may not remain committed to our software or that their sales activity may not keep pace with their historical results; that future sales levels will not meet expectations or may be delayed; the potential for disruption of Versant’s business and delays in customer commitments as a result of the announced restructuring plan and related management and other changes; the potential impact of the announced restructuring on our revenues and earnings, including the impact of potential sales losses to customers not within our core database management business; the uncertainty as to the impact and duration of the current market reductions in corporate IT spending; the possibility that additional restructuring actions may be required; and the company’s ability to successfully manage its costs and operations and maintain its working capital. The forward-looking statements contained in this press release are made only as of the date of this press release, and the Company assumes no obligation to publicly update any forward-looking statement. Investors are cautioned not to place undue reliance on forward-looking statements. Additional information concerning factors that could cause results to differ can be found in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Annual Report on Form 10-K for the year ending October 31, 2004 and its Quarterly Reports on Form 10-QSB for the quarters ending January 31, 2005 and April 30, 2005, as amended, and its reports on Form 8-K.

Versant is either a registered trademark or trademark of Versant Corporation in the United States and/or other countries. All other products are a registered trademark or trademark of their respective company in the United States and/or other countries.

Conference Call Information

Versant will host a teleconference today to discuss the above after markets close. The details for the earnings call are as follows:

Date:	Tuesday, June 14, 2005
Time:	1:30 PM Pacific (4:30 PM Eastern)
Dial-in number:	1-800-247-9979
International:	1-973-935-2401
Internet Simulcast: * http://viavid.net/dce.aspx?sid=00002662

*Windows Media Player needed for simulcast. Simulcast is voice only.

Dial in 5-10 minutes prior to the start time. An operator will request your name and organization and ask you to wait until the call begins. If you have any difficulty connecting, please call the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until June 21, 2005**

Replay number: 1-877-519-4471

International Replay number:  1-973-341-3080

Internet Simulcast: http://viavid.net/dce.aspx?sid=00002662

** Enter the playback pass code 6156486 to access the replay

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	April 30,	October, 31
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$4,301	$3,313
Restricted cash	300	320
Trade accounts receivable, net	2,955	5,121
Other current assets	850	823
Total current assets	8,406	9,577

Property and equipment, net	579	742
Goodwill	16,945	16,895
Intangible assets, net	4,400	4,770
Other assets	328	561
Total assets	$30,658	$32,545

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$506	$839
Accrued liabilities	2,895	4,307
Deferred revenue	3,407	3,027
Deferred rent	110	93
Total current liabilities	6,918	8,266

Long term restructuring accrual	784	1,120
Deferred revenue	17	43
Deferred rent	167	237
Total liabilities	7,886	9,666

Stockholders’ equity:
Common stock, no par value	94,724	94,021
Deferred stock-based compensation	(95)	(146)
Accumulated other comprehensive income	419	569
Accumulated deficit	(72,276)	(71,565)
Total stockholders’ equity	22,772	22,879
Total liabilities and stockholders’ equity	$30,658	$32,545

VERSANT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except for per share amount)

(unaudited)

	Three Months Ended		Six Months Ended
	April 30, 2005	April 30, 2004	April 30, 2005	April 30, 2004
Revenues:
License	$1,575	$1,688	$5,067	$4,770
Maintenance	1,543	1,657	3,135	3,248
Professional services	1,228	1,682	2,754	3,375
Total revenues	4,346	5,027	10,956	11,393

Cost of revenues:
License	55	198	111	245
Amortization of acquired technology	200	149	395	173
Maintenance	360	379	778	718
Professional services	1,172	1,403	2,673	2,879
Total cost of revenues	1,787	2,129	3,957	4,015

Gross profit	2,559	2,898	6,999	7,378

Operating expenses:
Sales and marketing	1,633	1,838	3,355	4,002
Research and development	955	1,226	2,036	2,187
General and administrative	1,252	1,312	2,580	2,119
Restructuring charges	(122)	—	(122)	—
Total operating expenses	3,718	4,376	7,849	8,308

Loss from operations	(1,159)	(1,478)	(850)	(930)
Other income, net	122	44	203	141
Loss from continuing operations before taxes and deemed dividend	(1,037)	(1,434)	(647)	(789)
Provision for income taxes	22	6	67	46
Net loss from continuing operations before deemed dividend	(1,059)	(1,440)	(714)	(835)
Deemed dividend to preferred shareholders	—	(2,422)	—	(2,422)
Net loss from continuing operations attributable to common shareholders	(1,059)	(3,862)	(714)	(3,257)
Loss from discontinued operations, net of income tax	—	(908)	—	(908)
Net loss	$(1,059)	$(4,770)	$(714)	$(4,165)

Net loss per share
Basic & diluted	$(0.03)	$(0.20)	$(0.02)	$(0.21)

Shares used in per share calculation:
Basic & diluted	35,138	24,205	34,955	19,474

Non-cash stock-based compensation included in the above expenses:
Cost of revenues	$6	$4	$8	$4
Sales and marketing	7	3	10	3
Research and development	5	11	9	11
General and administrative	6	5	23	5
Total	$24	$23	$50	$23